Exhibit 10.11

GETAROUND, INC.

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the “Agreement”) is made and entered into as of December 8, 2022, by and among Zaid Holdings LLC (“Transferor”) and Getaround, Inc., a Delaware corporation (the “Company”).

AGREEMENT

The parties hereby agree as follows:

1. Transfer and Sale. Subject to the terms and conditions of this Agreement, Transferor agrees to transfer and sell to Company free and clear of any liens or encumbrances, and Company agrees to purchase from Transferor, on the Closing (as defined below), 2,710,571 shares of the Company’s Common Stock (the “Shares”). The purchase price of the Shares is $1.96 per share of Common Stock, for an aggregate purchase price of all the Shares equal to $5,312,718 (the “Purchase Price”).

2. Closing. The transfer and sale of the Shares pursuant to this Agreement shall be effective immediately prior to the Company’s merger with TMPST Merger Sub I, Inc. pursuant to that certain Agreement and Plan of Merger dated as of May 11, 2022 (the “Closing”). On the Closing, Transferor shall deliver to Company an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Transferor in favor of Company, against payment of the Purchase Price, which shall be paid by check or wire transfer to an account designated by Transferor.

3. Representations and Warranties of Transferor.

(a) Authorization. Transferor represents and warrants that Transferor has all necessary power and authority to execute, deliver and perform Transferor’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of Transferor.

(b) Ownership. Transferor represents and warrants that Transferor is the sole beneficial owner of the Shares and that the Shares are free and clear of any liens, pledges, security interests, claims, equitable interests or encumbrances (other than restrictions on transfer under applicable state and federal laws, restrictions under the Company’s Amended and Restated 2010 Stock Plan, the option exercise agreement entered into between Sam Zaid and the Company dated as of February 25, 2021 and the early exercise notice and restricted stock purchase agreement entered into between Sam Zaid and the Company dated as of February 25, 2021). Transferor further represents that Transferor has good and marketable title to the Shares, has the right and authority to sell the Shares to the Company pursuant to this Agreement and has obtained all third party consents necessary for the transfer of the Shares.

(c) Experience and Evaluation. By reason of Transferor’s business or financial experience or the business or financial experience of Transferor’s professional advisors who are unaffiliated with the Company and who are not compensated by Company, Transferor has the capacity to protect Transferor’s own interests in connection with the sale of the Shares to the Company. Transferor is capable of evaluating the potential risks and benefits of the sale of the Shares hereunder. Transferor acknowledges that neither the Company nor its affiliates are acting as a fiduciary or financial or investment adviser to Transferor, and have not given Transferor any investment advice, opinion or other information on whether the sale of the Shares is prudent.

(d) Access to Information. Transferor has received all the information Transferor considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby. Transferor further represents that Transferor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, and to seek from the Company such additional information as Transferor has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to him by or on behalf of the Company.

(e) No Future Participation. Transferor acknowledges and agrees that Transferor will have no future participation in any Company gains, losses, profits or distributions with respect to the Shares. If the Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, Transferor acknowledges that Transferor is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

(f) Tax Matters. Transferor has had opportunity to review with Transferor’s tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. Transferor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Transferor understands that Transferor (and not the Company) shall be responsible for Transferor’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

(g) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon the Shares.

(h) Validity. This Agreement, when executed and delivered by such Transferor, will constitute the valid and legally binding obligation of such Transferor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4. Release. For good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by Transferor, Transferor knowingly and voluntarily releases to the maximum extent permitted by applicable law any and all claims or causes of action, whether or not now known, against the Company or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, attorneys, employees, assigns and employee benefit plans, with respect to the purchase or sale of the Shares, including any claims relating to this Agreement. This waiver and release includes, without limitation, claims for attorneys’ fees or costs; and claims of fraud, fraud in the inducement, breach of contract, and breach of the covenant of good faith and fair dealing.

Transferor expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The waiver and release contained in this Section 4 does not apply to Transferor’s rights under California Labor Code section 2802, or any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release contained in this Section 4 is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and a court shall enforce all remaining provisions to the full extent permitted by law.

5. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender’s confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Acknowledgement. Orrick, Herrington & Sutcliffe LLP, has represented the Company in connection with the negotiation and execution of this Agreement, and has not undertaken to represent Transferor in connection herewith. To the extent that Transferor desires, Transferor should retain counsel of Transferor’s own choosing in order to represent and protect the interests of Transferor.

[Signature page follows]

The parties have executed this Stock Repurchase Agreement as of the date first set forth above.

TRANSFEROR:

ZAID HOLDINGS LLC

By:	/s/ Sam Zaid

Name:	Sam Zaid
Title:	Member

Address:

GETAROUND, INC.

By:	/s/ Spencer Jackson

Name:	Spencer Jackson
Title:	Secretary

Address:

SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT